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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of American Annuity Group, Inc. for the registration of 3,450,000 Preferred Securities of American Annuity Group Capital Trust I and to the incorporation by reference therein of our report dated February 29, 1996, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Cincinnati, Ohio

October 28, 1996